Form 10-K, Exhibit 13
period 1997-12-31
MONEY STORE SBA LOAN BACKED ADJ RAK CERT SERIES 1997-I
filed 1998-03-31
CIK 1047618

ANNUAL SERVICER'S STATEMENT

         IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF AUGUST 31, 1997, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR THE YEAR ENDED DECEMBER 31, 1997.



6.       AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE AGENT OF
         THE SBA's FEE, ADDITIONAL FEE AND PORTION PAYABLE TO
         REGISTERED HOLDERS                                                                          6,645,195.24

10.      (A)  CLASS A INTEREST DISTRIBUTION AMOUNT:
              (i)     ACCRUED INTEREST                                          2,705,370.00
              (ii)    SHORTFALL, IF ANY, ON A PRECEDING
                      REMITTANCE DATE, PLUS INTEREST                                    0.00
              (iii)   CLASS A INTEREST DISTRIBUTION
                      AMOUNT ADJUSTMENT                                            (2,861.22)
         ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT                                               2,702,508.78

         (B)  CLASS B INTEREST DISTRIBUTION AMOUNT:
              (i)     ACCRUED INTEREST                                            219,269.10
              (ii)    SHORTFALL IF ANY ON A PRECEDING
                      REMITTANCE DATE PLUS INTEREST                                     0.00
              (iii)   CLASS B INTEREST DISTRIBUTION AMOUNT
                      ADJUSTMENT                                                     (232.21)
         ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT                                                219,036.89

         (C)  CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
              (i)     UNGUARANTEED PERCENTAGE OF PAYMENTS
                      AND OTHER RECOVERIES OF PRINCIPAL                         1,381,232.82
              (ii)    PRINCIPAL PORTION OF THE UNGUARANTEED
                      INTEREST PURCHASED FOR BREACH OF
                      WARRANTY AND RECEIVED BY THE TRUSTEE                              0.00
              (iii)   SUBSTITUTION ADJUSTMENTS                                          0.00
              (iv)    UNGUARANTEED PERCENTAGE OF
                      LOSSES THAT WERE LIQUIDATED                                       0.00
              (v)     UNGUARANTEED PERCENTAGE OF SBA LOAN
                      DELINQUENT 24 MONTHS OR UNCOLLECTIBLE                             0.00
              (vi)    AMOUNT RELEASED FROM PRE-FUNDING
                      ACCOUNT                                                         323.14
              (vii)   RECALCULATED PRINCIPAL ADJUSTMENT                          (132,531.99)
           TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT                                              1,249,023.97

         (D)  CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
              (i)     UNGUARANTEED PERCENTAGE OF  PAYMENTS
                      AND OTHER RECOVERIES OF PRINCIPAL                          103,963.76
              (ii)    PRINCIPAL PORTION OF THE UNGUARANTEED
                      INTEREST PURCHASED FOR BREACH OF
                      WARRANTY AND RECEIVED BY THE TRUSTEE                             0.00
              (iii)   SUBSTITUTION ADJUSTMENTS                                         0.00
              (iv)    UNGUARANTEED PERCENTAGE OF
                      LOSSES THAT WERE LIQUIDATED                                      0.00
              (v)     UNGUARANTEED PERCENTAGE OF SBA LOAN
                      DELINQUENT 24 MONTHS OR UNCOLLECTIBLE                            0.00
              (iv)    ACCOUNT RELEASED FROM PRE-FUNDING
                      ACCOUNT                                                         24.33
              (vii)   RECALCULATED PRINCIPAL ADJUSTMENT                          (9,975.53)
            TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT                                               94,012.56

         (A)      WEIGHTED AVERAGE MATURITY                                                             222.868

         (B)      WEIGHTED AVERAGE SBA LOAN INTEREST RATE                                               10.571%





BY:  /S/ HARRY PUGLISI
     HARRY PUGLISI
     TREASURER